UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2011

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Hill-Rom Holdings, Inc. (the "Corporation") filed a Current Report on Form 8-K with the Securities and Exchange Commission on March 10, 2011 (the “Original 8-K”), relating to the voting results at its annual meeting of shareholders on March 8, 2011.   During that meeting, the shareholders voted, on an advisory basis, to hold non-binding votes on executive compensation annually.  As previously disclosed by the Corporation, this vote was consistent with the Corporation’s already existing policy of holding such advisory votes regarding executive compensation on an annual basis.  The purpose of this filing is to amend the Original 8-K to incorporate the Corporation’s previous public disclosure that the Board has determined to continue to have these advisory votes on executive compensation on an annual basis in the future.  The remainder of the information contained in the Original 8-K is not amended.

Item 8.01.           Other Events.

On February 14, 2012, the Corporation announced that it had completed its previously announced $85 million purchase of the Germany-based Völker group.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits:

The following exhibit is furnished herewith:

99.1        Press release dated February 14, 2012 issued by the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: February 14, 2012	BY:	/S/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of Corporate Affairs, Chief Legal Officer and Secretary